Filed Pursuant to Rule 433
Registration Nos. 333-206176 and 333-206176-01

$750MM Synchrony Credit Card Master Note Trust (SYNCT) 2016-1

LEAD MGRS:	Wells Fargo Securities (B&D), BofA Merrill Lynch, Mizuho Securities

CO-MGRS:	Mischler Financial, RBC, Scotiabank, TD

Cls	$Amt(MM)	F/M	WAL	E.FIN	L.FIN	BENCH	SPD	YLD
A	750.000	AAA/Aaa	2.99	03/19	03/22	ISWP	+90	2.056%
B	71.918	AA/Aa2	2.99	03/19	03/22	ISWP	RETAINED

EXPECTED SETTLE:	3/18/16
FIRST PAYMENT DATE:	4/15/16
EXPECTED RATINGS:	FITCH/MOODYS
ERISA ELIGIBLE:	YES
REGISTRATION:	SEC-REG
MIN DENOMS:	$100k x $1k (Class A) / $100k x $1 (Class B)
BILL & DELIVER:	WELLS FARGO
EXPECTED PRICING:	PRICED

----Disclaimer----

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